Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-225480 and 333-231924 on Form S-8 and Registration Statement No. 333-224337 on Form S-3 of Infrastructure and Energy Alternatives, Inc. of our report dated February 19, 2018 relating to the consolidated statements of operations, stockholders’ equity (deficit), and cash flows of Infrastructure and Energy Alternatives, Inc. for the year ended December 31, 2017, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Indianapolis, Indiana
March 11, 2020